UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 30, 2012 (November 27, 2012)

DAWSON GEOPHYSICAL COMPANY

(Exact name of Registrant as specified in its charter)

TEXAS	001-34404	75-0970548
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

508 West Wall, Suite 800

Midland, Texas 79701

(Address of principal executive offices)

(432) 684-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 27, 2012, L. Decker Dawson, the founder and current Chairman of the Board of Directors (the “Board”) of Dawson Geophysical Company (the “Company”), informed the Board that he would not stand for reelection when his current term as a director expires at the Company’s next Annual Meeting of Shareholders in January 2013 (the “Annual Meeting”). At the same meeting, the Board appointed Mr. Dawson to the new position of Chairman Emeritus of the Board, such appointment to be effective when his term as a director expires at the Annual Meeting.

Since founding the Company in 1952, Mr. Dawson has served the Company as President and Chief Executive Officer and in his present role as Chairman of the Board. Mr. Dawson will continue to consult and participate in Board meetings as Chairman Emeritus, a position that recognizes Mr. Dawson’s singular contributions to the Company, and will remain as an employee of the Company. The Board does not intend to fill Mr. Dawson’s seat on the Board and, accordingly, the Board will be reduced from eight to seven directors.

On the same date, the Board appointed Stephen C. Jumper, the Company’s President and Chief Executive Officer, to be Chairman of the Board, such appointment to be effective as of the Annual Meeting and conditioned on Mr. Jumper’s reelection to the Board at the Annual Meeting. Mr. Jumper will not receive additional compensation to serve as Chairman of the Board.

In connection with the appointment of Mr. Jumper as Chairman of the Board, the Board also established the position of Lead Director, which will be appointed annually by the Board at such times as the Chairman of the Board is not an independent director. The Lead Director, among other things, will serve as a representative for the independent directors, preside at all Board meetings at which the Chairman is not present, including executive sessions of the non-employee directors, and oversee the process of evaluating and compensating the chief executive officer. The Board has appointed Craig W. Cooper to be Lead Director, such appointment to be effective as of the Annual Meeting and conditioned on Mr. Cooper’s reelection to the Board at the Annual Meeting.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 27, 2012, the Board approved amendments to the Second Amended and Restated Bylaws of the Company, as amended (the “Bylaws”) to provide for certain powers and responsibilities of the Lead Director, including the power to call special meetings of the independent directors. A copy of the amendments to the Bylaws is filed as Exhibit 3.1 hereto and incorporated herein by reference, and the description of the Bylaw amendments is qualified in its entirety by reference thereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER		DESCRIPTION

3.1	—	Amendment No. 3 to Second Amended and Restated Bylaws, as amended, of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY

Date: November 30, 2012	By:	/s/ Christina W. Hagan
Christina W. Hagan
Executive Vice President, Secretary and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

3.1	—	Amendment No. 3 to Second Amended and Restated Bylaws, as amended, of the Company